Exhibit 99.1

DICE Therapeutics Reports First Quarter 2022 Financial Results and Recent Highlights

•	Topline proof-of-concept data from Phase 1 clinical trial of oral IL-17 antagonist DC-806 in healthy volunteers and psoriasis patients expected in mid-2022
•	Current cash provides runway through mid-2024 and multiple expected key clinical milestones

SOUTH SAN FRANCISCO, CA, May 12, 2022 – DICE Therapeutics, Inc. (Nasdaq: DICE), a biopharmaceutical company leveraging its proprietary technology platform to build a pipeline of novel oral therapeutic candidates to treat chronic diseases in immunology and other therapeutic areas, today reported financial results and business highlights for the first quarter ended March 31, 2022.

“During the first quarter, we continued to progress our Phase 1 clinical trial of our lead oral IL-17 antagonist, DC-806, and look forward to reporting results in healthy volunteers and psoriasis patients in mid-2022,” said Kevin Judice, Ph.D., CEO of DICE Therapeutics. “Beyond this ongoing trial, we continue to execute on our oral IL-17 franchise strategy and broader R&D initiatives. We have a clear mission to become a leader in the advancement of oral, small molecule medicines in immunology, and we believe we are well-positioned to achieve this goal.”

Recent Highlights

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Continued enrollment of participants in Phase 1 clinical trial of oral IL-17 antagonist DC-806. DC-806 is an orally-available, small molecule antagonist of the pro-inflammatory cytokine, interleukin-17 (IL-17), which is a validated drug target for the treatment of a variety of immunological diseases. The Phase 1 trial is designed to generate safety and pharmacokinetic data, as well as provide early clinical proof-of-concept in psoriasis patients. The trial is being conducted in three overlapping cohorts: Phase 1a (single ascending dose) and Phase 1b (multiple ascending dose) in healthy volunteers, and a proof-of-concept Phase 1c in psoriasis patients. Topline data across all three cohorts are expected in mid-2022.

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Expanded management team and board of directors. DICE recently appointed Mary Riley, J.D., as general counsel and added Lisa Bowers, MHSA, and Mittie Doyle, M.D., FACR, to its board of directors as the Company prepares for future growth.

First Quarter 2022 Financial Highlights

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Cash Position: Cash, cash equivalents and marketable securities totaled $303.2 million at March 31, 2022. The Company expects its current cash position to fund operations through mid-2024 and expected key clinical milestones.

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R&D Expenses: Research and development expenses were $13.4 million for the first quarter of 2022, compared to $6.6 million for the same period in 2021. The increase of $6.8 million was primarily due to an increase of $4.2 million related to the advancement of DICE’s IL-17 franchise. Personnel-related expenses increased by $1.9 million due to an increase in headcount and stock-based compensation expense.

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G&A Expenses: General and administrative expenses were $5.5 million for the first quarter of 2022, compared to $1.5 million for the same period in 2021. The increase of $4.0 million was primarily due to a $1.5 million increase in personnel costs related to increased headcount and stock-based compensation. In addition, professional service fees and other costs increased by $1.7 million primarily due to the additional expenses associated with operating as a publicly-traded company.

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Net Loss: Net loss totaled $18.6 million and $8.1 million for the first quarters of 2022 and 2021, respectively, with non-cash stock-based compensation expense of $1.8 million and $0.3 million for the first quarters of 2022 and 2021, respectively.

About the DICE Oral IL-17 Franchise and Psoriasis

DICE is developing orally-available, small molecule antagonists of the pro-inflammatory signaling molecule IL-17, an immune cell-derived cytokine that is produced in response to infection by certain microorganisms. Upon binding to its receptor on various cell types found in tissues (e.g., keratinocytes, fibroblasts, and epithelial cells), IL-17 elicits downstream signals that orchestrate sustained tissue inflammation, with the aim of clearing the invading pathogen.

In autoimmune diseases, the immune system appears to overreact and mount strong immune responses in the absence of an obvious infectious event. Over the past two decades, research has shown that IL-17 is a powerful driver of the skin disease psoriasis. Psoriasis manifests as erythematous plaques with thick scaling that can occur anywhere on the body. Symptoms include itching, bleeding, and pain; furthermore, the disease can lead to disfiguration and considerable psychological burden. According to the National Psoriasis Association, more than eight million Americans – and 125 million people worldwide – suffered from psoriasis in 2020. There is no cure for psoriasis.

The therapeutic candidates in the DICE oral IL-17 franchise are being developed initially for the treatment of psoriasis, with the objective of achieving therapeutic benefit similar to that of the U.S. FDA-approved injectable biologics.

About DICE Therapeutics, Inc.
DICE Therapeutics, Inc. is a biopharmaceutical company leveraging its proprietary technology platform to build a pipeline of novel oral therapeutic candidates to treat chronic diseases in immunology and other therapeutic areas. DICE is initially focused on developing oral therapeutics against well-validated targets in immunology, with the goal of achieving comparable potency to their systemic biologic counterparts, which have demonstrated the greatest therapeutic benefit to date in these disease areas. The Company’s DELSCAPE platform is designed to discover selective oral small molecules with the potential to modulate protein-protein interactions (PPIs) as effectively as systemic biologics. DICE’s lead therapeutic candidates are oral antagonists of the pro-inflammatory signaling molecule, IL-17, which is a validated drug target implicated in a variety of immunology indications. DICE is also developing oral therapeutic candidates targeting α4ß7 integrin and αVß1/αVß6 integrin for the treatment of inflammatory bowel disease and idiopathic pulmonary fibrosis, respectively.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect the current beliefs and expectations of management. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including, without limitation, statements concerning the Company’s future plans and prospects, the Company’s current cash position and anticipated runway, and the planned timing of the Company’s dosing and further clinical development of DC-806. In addition, when or if used in this press release, the words “may,” “could,” “should,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “predict” and similar expressions and their variants, as they relate to the Company may identify forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Although we believe the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Readers are cautioned that actual results, levels of activity, safety, performance or events and circumstances could differ materially from those expressed or implied in the Company’s forward-looking statements due to a variety of factors, including risks and uncertainties related to the Company’s ability to advance DC-806, DC-853 and its other therapeutic candidates, obtain regulatory approval of and ultimately commercialize the Company’s therapeutic candidates, the timing and results of preclinical and clinical trials, our ability to fund development activities and achieve development goals, the impact of the COVID-19 pandemic on the Company’s business, its ability to protect its intellectual property and other risks and uncertainties described under the heading “Risk Factors” in the Company’s quarterly report on Form 10-Q filed on May 12, 2022, and its other SEC filings. Accordingly, readers are cautioned not to place undue reliance on these forward-looking statements. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein.

DICE THERAPEUTICS, INC.

Condensed Consolidated Statements of Operations

(unaudited)

(In thousands, except share and per share amounts)

	Three Months Ended March 31,
	2022	2021
Operating expenses:
Research and development	$13,410	$6,621
General and administrative	5,448	1,465
Total operating expenses	18,858	8,086
Loss from operations	(18,858)	(8,086)
Other income (expense):
Interest and other income, net	327	14
Interest expense	(60)	(2)
Change in fair value of warrant liability	—	8
Net loss	$(18,591)	$(8,066)
Net loss per share, basic and diluted	$(0.50)	$(3.59)
Weighted-average shares used in computing net loss per share, basic and diluted	37,261,685	2,248,687

DICE THERAPEUTICS, INC.

Selected Consolidated Balance Sheet Data

(unaudited)

(In thousands)

	March 31, 2022	December 31, 2021
Cash, cash equivalents, and marketable securities	$303,231	$319,321
Total assets	324,609	325,754
Total liabilities	29,440	12,805
Accumulated deficit	(122,298)	(103,707)
Total stockholders' equity	295,169	312,949

Contact:
Katie Engleman, 1AB
katie@1abmedia.com